Exhibit 2.1

SHARE EXCHANGE AGREEMENT

 dated

 December 21, 2015
by and among
TiXFi, Inc., a Nevada corporation,
 as the Parent,
Paula Martin
Insight Innovators, BV, a Dutch limited liability company,
 as the Company

SHARE EXCHANGE AGREEMENT
This SHARE EXCHANGE AGREEMENT (the “Agreement”), dated as of December 21, 2015 (the “Signing Date”), by and among TIXFI, INC., a Nevada corporation (the “Parent”), Paula Martin (“Ms. Martin”), the selling shareholder (the “Seller”), on the one hand, and INSIGHT INNOVATORS, BV, a Dutch limited liability company (the “Company”) and each of the persons listed on Schedule I hereto who are shareholders of the Company, on the other (each a “Shareholder”, and, collectively, the “Shareholders”).

W I T N E S E T H:
A.            The Company is an enterprise software company that has developed, and is currently launching, a next-generation Identity and Access Management enterprise solution designed to manage large volumes of users and access rights over various applications in hybrid environments (cloud and on-premises) (the “Business”).
B.            Seller, Ms. Martin, is the current controlling shareholder of the Parent, owning 5,000,000 shares of common stock of the Parent, which represents approximately 66.9% of the issued and outstanding common stock of the Parent, 2,000,000 shares of which she has agreed to resell to the Parent for the price of $150,000 at the Closing in accordance with the terms of this Agreement;
C.            The Shareholders collectively own 100% of the issued and outstanding shares of common stock of the Company (the “Company Shares”) and have agreed to exchange 40,074 of the Company Shares for 9,330,000 shares of Parent’s Common Stock (defined hereinafter);
D.            The acquisition by the Parent of the Company Shares of the Company and all other transactions memorialized in this Agreement (collectively, the “Merger”) shall be conducted in accordance with and subject to the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the agreements of the parties set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
ARTICLE I
 DEFINITIONS
The following terms, as used herein, have the following meanings:
1.1                             “Action” means any legal action, suit, claim, investigation, hearing or proceeding, including any audit, claim or assessment for Taxes or otherwise.
1.2                            “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.
1.3                            “Agreement” is defined in the Preamble.
1.4                             “Audited Financial Statements” is defined in Section 3.7(b).
1.5                            “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.
1.6                            “Books and Records” means all books and records, ledgers, employee records, customer lists, files, correspondence, and other records of every kind (whether written, electronic, or otherwise embodied) owned or used by a Person or in which a Person’s assets, the business or its transactions are otherwise reflected, other than stock books and minute books.

1.7                            “Business” is defined in the Recitals.
1.8                            “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York are authorized to close for business.
1.9                            “Certificate of Designations” means the Certificate of Rights, Designations and Preferences of Series A Convertible Preferred Stock in the form attached hereto as Exhibit A.
1.10                            “Closing” is defined in Section 2.3.
1.11                            “Closing Date” is defined in Section 2.3.
1.12                            “Code” means the Internal Revenue Code of 1986, as amended.
1.13                            “Commission” means the Securities and Exchange Commission.
1.14                            “Company” means Insight Innovators, BV, a Dutch limited liability company, as referenced in the Preamble.
1.15                            “Company Indemnifying Party” is defined in Section 9.2.
1.16                            “Company Shareholders” or “Shareholders” means the holders of no less than 100% of the Company Shares issued and outstanding, who are listed on Schedule I hereto.
1.17                            “Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.” Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast 10% or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive 10% or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner ) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.
1.18                            “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.
1.19                            “Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.20                            “Exchange Shares” is defined in Section 2.3.
1.21                            “Financial Statements” is defined in Section 3.7(b).
1.22                            “Form S-1” has the meaning ascribed to such phrase at Section 5.7(a).

1.23                            “Indebtedness” means with respect to any Person, (a) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind (including amounts by reason of overdrafts and amounts owed by reason of letter of credit reimbursement agreements) including with respect thereto, all interests, fees and costs, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to creditors for goods and services incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all obligations of such Person under leases required to be accounted for as capital leases under U.S. GAAP, (g) all guarantees by such Person and (h) any agreement to incur any of the same.
1.24                            “Indemnification Notice” is defined in Section 9.2(a).
1.25                            “Indemnified Party” is defined in Section 9.1.
1.26                            “Law” means any domestic or foreign, federal, state, municipality or local law, statute, ordinance, code, rule, or regulation.
1.27                            “Legacy Business” means the online ticket brokerage business of the Parent.
1.28                            “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, and any conditional sale or voting agreement or proxy, including any agreement to give any of the foregoing.
1.29                            “Loss(es)” is defined in Section 9.1.
1.30                            “Material Adverse Effect” or “Material Adverse Change” means a material adverse change or a material adverse effect, individually or in the aggregate, on the condition (financial or otherwise), net worth, management, earnings, cash flows, business, operations or properties of the Company and the Business, taken as a whole, whether or not arising from transactions in the ordinary course of business.
1.31                            “Order” means any decree, order, judgment, writ, award, injunction, rule or consent of or by an Authority.
1.32                            “Outside Closing Date” is defined in Section 11.1.
1.33                            “Parent” means TiXFi, Inc., a Nevada Corporation, as referenced in the Preamble.
1.34                            “Parent Balance Sheet” is defined in Section 5.14.
1.35                            “Parent Balance Sheet Date” is defined in Section 5.14.
1.36                            “Parent Common Stock” is defined in Section 5.5(a).
1.37                            “Parent Employee Benefit Plans” is defined in Section 5.17.
1.38                            “Parent Financial Statements” is defined in Section 5.9.
1.39                            “Parent Indemnifying Party” is defined in Section 9.1.

1.40                            “Parent Stock” refers collectively to the Parent Common Stock as defined in Section 5.5(a).
1.41                            “Parent SEC Documents” is defined in Section 5.7(b).
1.42                            “Permits” is defined in Section 3.11.
1.43                            “Permitted Liens” means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent; and (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory Liens arising or incurred in the ordinary course of business for amounts (A) that are not delinquent, (B) that are not material to the business, operations and financial condition of the Company so encumbered, either individually or in the aggregate, and (C) not resulting from a breach, default or violation by any of the Company of any Contract or Law.
1.44                            “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
1.45                            “Redemption” is defined in Section 6.5.
1.46                            “Redemption Agreement” is defined in Section 6.5.
1.47                            “Registered Intellectual Property” is defined in Section 3.13.
1.48                            “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
1.49                            “Securities Act” means the Securities Act of 1933, as amended.
1.50                            “Series A Convertible Preferred Stock” means up to 808,000 shares of the Parent’s Series A Convertible Preferred Stock to be issued by Parent having the rights, preferences and privileges set forth in the Certificate of Designation.
1.51                            “Signing Date” is defined in the Preamble.
1.52                            “Subsidiary” means each entity of which at least fifty percent (50%) of the capital stock or other equity or voting securities are Controlled or owned, directly or indirectly, by the Company.
1.53                            “Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company or any of its Subsidiaries and other tangible property, including the items listed on Schedule 3.10.
1.54                            “Tax(es)” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature imposed by any Taxing Authority (including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax), including any liability therefor as a transferee (including under Section 6901 of the Code or similar provision of applicable Law) or successor, as a result of Treasury Regulation Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

1.55                            “Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.
1.56                            “Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.
1.57                            “Third-Party Claim” is defined in Section 9.2(a).
1.58                            “U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.
ARTICLE II
 SHARE EXCHANGE
2.1            Share Exchange. On the Closing Date, (x) the Shareholders shall transfer to the Parent an aggregate of no less than 40,074 shares of the Company’s common stock (the “Company Shares”), which comprise 100% of the outstanding Company Shares as of the time of the exchange, and (y) Parent shall issue an aggregate of 9,330,000 “unregistered” and “restricted”, fully paid and non-assessable shares of Parent Common Stock in exchange for the Company Shares owned by the Shareholders in the amounts set forth on Schedule “I” (collectively, the “Exchange Shares”). The Shareholders shall, upon surrender of any certificates representing their Company Shares to the Company or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing their ownership of the Exchange Shares.
2.2            Tax Consequences. For U.S. federal income tax purposes, the Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder. The parties to this Agreement adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).
2.3            Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing (the “Closing”) of the Merger shall take place at the offices of Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, FL 33401 after all the closing conditions set forth in Article VII to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as Parent and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”). At the Closing:
(a)            Parent shall deliver the Exchange Shares in accordance with Section 2.1.
(b)            The Shareholders shall deliver instructions to the Company’s registrar and transfer agent that, at the Closing, their Company Shares be transferred to Parent, with all necessary transfer Tax and other revenue stamps, acquired at each Shareholder’s expense, affixed.
2.4            Board of Directors. On the Closing Date, the current directors of the Parent shall appoint Arend Dirk Verweij as Chairman of the Board of Directors and Geurt van Wijk to serve as a member of the Parent’s board of directors as of the Closing Date (the “Effective Time”). On the Closing Date, Arend Dirk Verweij shall be appointed Chief Executive Officer and Chief Financial Officer of the Parent, Geurt van Wijk shall be appointed as Chief Operating Officer of the Parent and Remy de Vries as Chief Technology Officer of the Parent. On the Closing Date, Ms. Martin shall tender her resignation as an officer and director of Parent to be effective at the Effective Time.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
 THE COMPANY
The Company hereby represents and warrants to Parent that, except as set forth in the corresponding schedule in the disclosure schedules attached hereto, each of the following representations and warranties is true, correct and complete to the knowledge of the Company as of the date of this Agreement and as of the Closing Date.
3.1            Corporate Existence and Power. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Netherlands. The Company has all power and authority, corporate and otherwise, and all governmental licenses, franchises, Permits, authorizations, consents and approvals required to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified or licensed to do business as a limited liability company, and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities make such qualification necessary.
3.2            Authorization.
(a)            The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the corporate powers of the Company and have been duly authorized by all necessary action on the part of the Company, including the approval of the Chief Executive Officer and the approval of the Shareholders of the Company. This Agreement constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency and similar Laws affecting the enforceability of creditor rights generally and to general principals of equity.
3.3            Governmental Authorization. Neither the execution, delivery nor performance by the Company of this Agreement requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with, any Authority.
3.4            Non-Contravention. None of the execution, delivery or performance by the Company of this Agreement does or will:
(a)            contravene or conflict with the organizational or constitutive documents of the Company;
(b)            contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to the Company;
(c)            constitute a default under or breach of (with or without the giving of notice or the passage of time or both); violate; or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company;
(d)            require any payment or reimbursement by any of the Company;
(e)            cause a loss of any material benefit relating to the business to which the Company is entitled under any provision of any Permit or Contract (i) binding upon the Company, or (ii) by which any of the Company Shares or the Company’s assets is or may be bound; or

(f)            result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Shares or the Company’s assets.
3.5            Capitalization. The Company has an authorized capitalization consisting of 40,074 shares common stock (the “Company Shares”), all of which are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. Except for shareholder preemptive rights which the Company’s shareholders are entitled to under Dutch law, no shares of capital stock of the Company are subject to any other preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. All of the issued and outstanding Company Shares are owned of record and beneficially by the Shareholders as set forth on Schedule “I”. Upon the Closing, the Parent shall receive good, valid and marketable title to 40,074 Company Shares, free and clear of all Liens. No other class of capital stock is authorized or outstanding; provided, however, that  except for the Company’s obligations pursuant to those certain Securities Purchase Agreements (each a “convertible Note Purchase Agreement” and, collectively, the “Convertible Note Purchase Agreements”) dated August 7, 2015 and October 20, 2015 entered into by the Company with investors therein whereby under each of the Convertible Note Purchase Agreements, $500,000 in the aggregate of 8% convertible notes of the Company (the “8% Notes”), and (ii) 10% convertible notes of the Company (“10% Notes”), respectively. Other than the Convertible Note Purchase Agreements, there are no other: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any equity interests in the Company or the Company Shares, or (b) except such as are required by Dutch law relating to the formation of Dutch limited liability companies, agreements by any Shareholder with respect to any equity interests in the Company or the Company Shares, including any voting trust, there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the 1933 Act and (c) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of securities of the Company pursuant to the Convertible Note Purchase Agreements
3.6            Articles of Association; Deed of Incorporation; Shareholders Agreement. Complete and correct copies of the Company’s (a) the Articles of Association as amended, (b) the Company’s Deed of Incorporation; and (c) any shareholders agreement as now in effect, have heretofore been delivered to Parent.
3.7            Financial Statements.
(a)            The Company shall, no later than 75 days after the Closing Date, deliver to the Parent the (i) audited balance sheet as of December 31, 2014 (the “Company Balance Sheet Date”) and December 31, 2013, and (ii) audited statements of operations and accumulated deficits, statement of changes in equity and cash flows for the years ended December 31, 2014 and December 31, 2013 (collectively, the “Audited Financial Statements”).
(b)            The Company shall, no later than 75 days after the Closing Date, deliver to the Parent financial statements of the Company for the period ended September 30, 2015, consisting of the balance sheet as of such date, the income statement for period ended on such date, and the cash flow statement for the period ended on such date (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).
(c)            The Financial Statements (a) are in accordance with the Books and Records of the Company, and (b) present fairly in all material respects the financial condition of the Company at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified.

3.8                Governmental Consents.
(a)            All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing, other than (i) the filing of a Form D with the SEC.
(b)            All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of the Company required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.
3.9            Books and Records. The Company shall make all Books and Records of the Company available to Parent for its inspection and shall deliver to Parent complete and accurate copies of all documents referred to in the schedules to this Agreement or that Parent otherwise has requested within sixty (60) days from the Signing Date.
3.10            Absence of Certain Changes. Since the Company Balance Sheet Date, the Company has conducted the Business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth on Schedule 3.10, since the Company Balance Sheet Date, there has not been any Material Adverse Effect to the Business.
3.11            Litigation. There is no Action (or any basis therefor) pending against, or, to the best knowledge of the Company, threatened against or affecting, the Company. There are no outstanding judgments against the Company.
3.12            Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article III are qualified by “knowledge” or “belief,” the Company represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors and executive officers.
3.13            Disclosure. No representation or warranty by the Company herein and no information disclosed in the schedules or exhibits hereto by Company contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
ARTICLE IV
 SURVIVAL OF REPRESENTATIONS AND WARRANTIES
4.1            Survival; Termination.
(a)            The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two years.
ARTICLE V
 REPRESENTATIONS AND WARRANTIES OF PARENT AND SELLER
Parent and Seller, jointly and severally, hereby represent and warrant to the Company that:
5.1            Corporate Existence and Power. Parent is a corporation duly organized and existing in good standing under the laws of the State of Nevada. Parent has heretofore delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws as now in effect. Parent has full corporate power and authority to carry on its businesses as it is now being conducted and as now proposed to be conducted and to own or lease their respective properties and assets. Parent does not have any subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, limited liability company, partnership, association or business.

5.2            Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby and thereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and it constitutes, and upon its execution and delivery will constitute a valid and legally binding agreement of Parent, enforceable against it in accordance with its terms.
5.3            Governmental Authorization. Neither the execution, delivery nor performance of this Agreement by Parent requires any consent, approval, license or other action by or in respect of, or registration, declaration or filing with any Authority.
5.4            Non-Contravention. The execution, delivery and performance by Parent of this Agreement does not and will not (i) contravene or conflict with the organizational or constitutive documents of Parent, or (ii) contravene or conflict with or constitute a violation of any provision of any Law, judgment, injunction, order, writ, or decree binding upon Parent.
5.5            Authorized Capital.
(a)            The authorized capital stock of Parent consists of (i) 100,000,000 shares of common stock, par value $0.001 per share (“Parent Common Stock”), of which 7,475,000 shares are issued and outstanding and (ii) 10,000,000 shares of $.001 par value preferred stock, as to which none are outstanding. Except as set forth on Schedule 5.5(a), Parent has no outstanding options, rights or commitments to issue shares of Parent Common Stock, nor any of its preferred or any other class of equity, and there are no outstanding securities convertible or exercisable into or exchangeable for shares of Parent Common Stock, or any of its preferred stock or any other class of its equity. There is no voting trust, agreement or arrangement among any of the beneficial holders of Parent Common Stock affecting the nomination or election of directors or the exercise of the voting rights of Parent Common Stock. The offer, issuance and sale of such shares of Parent Common Stock were (a) exempt from the registration and prospectus delivery requirements of the Securities Act, (b) registered or qualified (or were exempt from registration or qualification) under the registration or qualification requirements of U.S. and all applicable state securities laws and (c) accomplished in conformity with all other applicable securities laws. None of such shares of Parent Common Stock are subject to a right of withdrawal or a right of rescission under any federal or state securities or “Blue Sky” law.
5.6            Validity of Shares. The shares of Parent Common Stock to be issued at the Closing pursuant to Section 2.2 hereof, when issued and delivered in accordance with the terms of the Agreement, shall be duly and validly issued, fully paid and non-assessable and free and clear of all Liens. The issuance of the Parent Common Stock upon consummation of the Merger pursuant to Article 2 will be exempt from the registration and prospectus delivery requirements of the Securities Act and from the qualification or registration requirements of any applicable state “Blue Sky” or securities laws.
5.7            SEC Reporting and Compliance.
(a)            Parent’s Form S-1 filed with the Commission under the Securities Act with the SEC was declared effective on September 26, 2014 (the “Form S-1”). Parent has not filed with the Commission a certificate on Form 15 pursuant to Rule 12h-3 of the Exchange Act.
(b)            Parent has made available to the Company true and complete copies of the registration statements, information statements and other reports (collectively, the “Parent SEC Documents”) filed by Parent with the Commission. As of its respective filing date, each Parent SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder applicable to such Parent SEC Documents and, except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading.

(c)            Prior to and until the Closing, Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission and all subsequent registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements, reports or notices filed by Parent with the Commission or delivered to the stockholders of Parent.
(d)            Parent is not an investment company within the meaning of Section 3 of the Investment Company Act of 1940, as amended.
(e)            Parent is not, and never has been, a “shell company” as defined in Rule 12b-2 under the Exchange Act and as indicated in the Parent’s filings with the Commission.
(f)            The shares of Parent Common Stock are quoted on the OTCQB tier of the OTC Markets Group (the “OTC Markets”) under the symbol “TXFX” and Parent is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance in all material respects with all rules and regulations of the OTC Markets applicable to it and the Parent Common Stock. The issuance of Parent Common Stock under this Agreement does not contravene the rules and regulations of the trading market on which the Parent Common Stock is currently listed or quoted, and no approval of the stockholders of Parent is required for Parent to issue and deliver the Parent Common Stock contemplated by this Agreement. There is no action or proceeding pending threatened against the Company by The Financial Industry Regulatory Authority, Inc. (“FINRA”) with respect to any intention by such entity to prohibit or terminate the quotation of the Parent Common Stock on the OTC Markets. Additionally, the representations of Ms. Martin and information provided by her and Parent to Spartan Securities Group, Ltd. in connection with Parent’s submission of its Form 211 to FINRA was complete, true and accurate at the time it was presented to FINRA. Furthermore, at the time of submission of the Form 211 with FINRA and at the time of approval of Parent’s symbol for quotation and trading on the OTC Markets, there was no intent to either effect a sale of shares or engage in a merger that would result in a change of control of Parent for the foreseeable future.
(g)            Between the date hereof and the Closing Date, Parent shall continue to satisfy the filing requirements of the Exchange Act and all other requirements of applicable securities laws and of the OTC Markets.
(h)            The Parent SEC Documents include all certifications and statements required of it, if any, by (i) Rule 13a-14 or 15d-14 under the Exchange Act, and (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and each of such certifications and statements contain no qualifications or exceptions to the matters certified therein other than a knowledge qualification, permitted under such provision, and have not been modified or withdrawn and neither Parent nor any of its officers has received any notice from the Commission questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications or statements.
(i)            Parent has otherwise materially complied with the Securities Act, Exchange Act and all other applicable federal and state securities laws, rules and regulations.
(j)            None of the Parent, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Parent participating in the offering hereunder, any beneficial owner of 20% or more of Parent's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with Parent in any capacity at the time of sale (each, an "Issuer Covered Person") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Parent has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

5.8            Financial Statements. The balance sheets and statements of operations, stockholders’ equity and cash flows contained in the Parent SEC Documents (the “Parent Financial Statements”) (a) comply as to form in all material respects with applicable accounting requirements and rules and regulations of the Commission with respect thereto, (b) have been prepared in accordance with U. S. GAAP applied on a basis consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits), (c) are in accordance with the books and records of Parent and (d) present fairly in all material respects the financial condition of Parent at the dates therein specified and the results of its operations and changes in financial position for the periods therein specified. The financial statements included in the Parent SEC Documents (to the extent applicable) were audited by Sadler, Gibb & Associates, LLC, Parent’s current independent registered public accounting firm.
5.9            Governmental Consents.
(a)            All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Parent required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing, other than (i) the filing of a Form D with the SEC; (ii) the filing of a Form 8-K with the Commission within four (4) business days after the execution of this Agreement and of the Closing Date; and (iii) any filing required by FINRA.
(b)            All material consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental authority on the part of Company required in connection with the consummation of the Merger shall have been obtained prior to, and be effective as of, the Closing.
5.10            Compliance with Laws and Other Instruments. The execution, delivery and performance by Parent of the Agreement and the other agreements to be made by Parent pursuant to or in connection with the Agreement and the consummation by Parent of the transactions contemplated by the Agreement will not cause Parent to violate or contravene (a) any provision of law, (b) any rule or regulation of any agency, government or Authority, (c) any order, judgment or decree of any court or Authority, or (d) any provision of their respective charters or Bylaws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other agreement or contract to which Parent is a party or by which Parent or any of its properties is bound.
5.11            No General Solicitation. In issuing the Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell the Parent Stock by any form of general solicitation or advertising.
5.12            Binding Obligations. This Agreement, together with any additional agreements entered into by the parties hereto (“Additional Agreements”), constitute the legal, valid and binding obligations of Parent, and are enforceable against Parent in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.
5.13            Absence of Undisclosed Liabilities. Parent does not have any obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due), arising out of any transaction entered into at or prior to the Closing, except (a) as disclosed in the Parent SEC Documents, (b) to the extent set forth on or reserved against in the balance sheet of Parent in the most recent Parent SEC Document filed by Parent (the “Parent Balance Sheet”) or the notes to the Parent Financial Statements, (c) current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Parent Balance Sheet (the “Parent Balance Sheet Date”), none of which (individually or in the aggregate) materially and adversely affects the Condition of Parent and (d) by the specific terms of any written agreement, document or arrangement attached as an exhibit to the Parent SEC Documents. As of the Closing Date, except for the Retained Liabilities as set forth in Schedule 5.13, all Indebtedness of Parent shall have been paid off and shall in no event remain liabilities of the Parent, the Company or the stockholders of Parent following the Closing.

5.14            Absence of Changes. Since the Parent Balance Sheet Date, except as disclosed in the Parent SEC Documents, Parent has conducted its business in the ordinary course consistent with past practices. Without limiting the generality of the foregoing, except as set forth in the Parent SEC Documents, since the Parent Balance Sheet Date, there has not been any Material Adverse Effect in the value to Company of the transactions contemplated hereby.
5.15            Tax Returns and Audits. All required federal, state and local Tax Returns of Parent have been accurately prepared in all material respects and duly and timely filed, and all federal, state and local Taxes required to be paid with respect to the periods covered by such returns have been paid to the extent that the same have become due, except where the failure so to file or pay could not reasonably be expected to have a material adverse effect upon the Condition of the Parent. Parent is not and has not been delinquent in the payment of any Tax. Parent has not had a Tax deficiency assessed against it and has not executed a waiver of any statute of limitations or the assessment or collection of any Tax. None of Parent’s federal income, state and local income and franchise tax returns has been audited by any governmental authority; and none of the Parent’s state or local income or franchise Tax Returns has been audited by any governmental authority. The reserves for Taxes reflected on the Parent Balance Sheet are and will be sufficient for the payment of all unpaid Taxes payable by Parent with respect to the period ended on the Parent Balance Sheet Date. Since the Parent Balance Sheet Date, the Parent has made adequate provisions on its books of account for all Taxes with respect to its business, properties and operations for such period. Parent has withheld or collected from each payment made to each of its employees the amount of all Taxes (including, but not limited to, federal, state and local income Taxes, Federal Insurance Contribution Act Taxes and Federal Unemployment Tax Act Taxes) required to be withheld or collected therefrom, and has paid the same to the proper Tax receiving officers or authorized depositaries. There are no federal, state, local or foreign audits, actions, suits, proceedings, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns of Parent now pending, and Parent has not received any notice of any proposed audits, investigations, claims or administrative proceedings relating to Taxes or any Tax Returns. Parent has not agreed, nor is it required, to make any adjustments under Section 481(a) of the Code (or any similar provision of state, local and foreign law), whether by reason of a change in accounting method or otherwise, for any Tax period for which the applicable statute of limitations has not yet expired. Parent (i) is not a party to, nor is it bound by or obligated under, any Tax Sharing Agreements, and (ii) does not have any potential liability or obligation to any Person as a result of, or pursuant to, any such Tax Sharing Agreements. Parent has no liability for any other taxpayer under U.S. Treasury Regulation 1.1502-6 or any other similar provision.
5.16            Employee Benefit Plans; ERISA. Except as disclosed in the Parent SEC Documents, there are no “employee benefit plans” (within the meaning of Section 3(3) of ERISA) nor any other employee benefit or fringe benefit arrangements, practices, contracts, policies or programs other than programs merely involving the regular payment of wages, commissions, or bonuses established, maintained or contributed to by Parent, whether written or unwritten and whether or not funded. Any plans listed in the Parent SEC Documents are hereinafter referred to as the “Parent Employee Benefit Plans.”
5.17            Litigation. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or, to the knowledge of Parent, threatened against or affecting Parent or any of its properties, assets or businesses and, to the knowledge of Parent, there is no incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other proceeding. Parent is not in default with respect to any order, writ, judgment, injunction, decree, determination or award of any court or any governmental agency or instrumentality or arbitration authority.

5.18            Licenses. Parent possesses from all appropriate governmental authorities all licenses, permits, authorizations, approvals, franchises and rights necessary for Parent to engage in the business currently conducted by it, all of which are in full force and effect.
5.19            Interested Party Transactions. No officer, director or stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any such Person or of Parent has or has had, either directly or indirectly, (a) an interest in any Person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Parent or (ii) purchases from or sells or furnishes to Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which Parent is a party or by which it or any of its assets may be bound or affected.
5.20            Obligations to or by Stockholders. Parent has no liability or obligation or commitment to any stockholder of Parent or any Affiliate or “associate” (as such term is defined in Rule 405 under the Securities Act) of any stockholder of Parent, nor does any stockholder of Parent or any such Affiliate or associate have any liability, obligation or commitment to Parent.
5.21            Assets.
(a)            Parent has good title to, or valid leasehold interests in, all of its properties and assets used in the conduct of its business. All such assets and properties, other than assets and properties in which the Parent has leasehold interests, are free and clear of all Liens. Parent has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Parent enjoys peaceful and undisturbed possession under all such leases.
(b)            Except as expressly set forth in this Agreement, the Parent Balance Sheet or the notes thereto, or the Parent SEC Documents, Parent is not a party to any written or oral agreement not made in the ordinary course of business that is material to Parent. Parent does not own any real property. Parent maintains no insurance policies or insurance coverage of any kind with respect to Parent, its business, premises, properties, assets, employees and agents. No consent of any bank or other depository is required to maintain any bank account, other deposit relationship or safety deposit box of Parent in effect following the consummation of the transactions contemplated hereby.
5.22            Employees. Other than pursuant to ordinary arrangements of employment compensation (which such arrangements are described in the Parent SEC Documents), Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.
5.23            Duty to Make Inquiry. To the extent that any of the representations or warranties in this Article V are qualified by “knowledge” or “belief,” Parent represents and warrants that it has made due and reasonable inquiry and investigation concerning the matters to which such representations and warranties relate, including, but not limited to, diligent inquiry of its directors and executive officers.
5.24            Market Makers. Parent has at least two (2) market makers for the Parent Common Stock and such market makers shall have obtained all permits and made all filings necessary in order for such market makers to continue as market makers of Parent.
5.25            Internal Accounting Controls.   Except as disclosed in the Parent SEC Documents, Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in its SEC Documents, Parent has established disclosure controls and procedures for Parent and designed such disclosure controls and procedures to ensure that material information relating to the Parent is made known to the officers by others within those entities. Parent’s officers have evaluated the effectiveness of the Parent’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). Since the Evaluation Date, there have been no significant changes in Parent’s internal controls or, to Parent’s knowledge, in other factors that could significantly affect Parent’s internal controls except as set forth in its SEC Documents.

5.26            Certain Registration Matters.   Except as specified in the Parent SEC Documents, prior to the date hereof, Parent has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of Parent registered with the Commission or any other governmental authority that have not been satisfied.
5.27            Disclosure. There is no fact relating to Parent that Parent has not disclosed to the Company in writing that materially and adversely affects nor, insofar as Parent can now foresee, will materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities, business operations, results of operations or prospects of Parent. No representation or warranty by Parent herein and no information disclosed in the schedules or exhibits hereto by Parent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.
ARTICLE VI
 COVENANTS OF ALL PARTIES HERETO
The parties hereto covenant and agree that:
6.1            Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and in the case of the Company as reasonably requested by Parent, to consummate and implement expeditiously each of the transactions contemplated by this Agreement, provided, however, that upon Parent’s request, the parties hereto will work together in good faith to perform further analysis of the structure of the transactions contemplated by this Agreement following additional diligence to further evaluate the relative tax efficiencies of such transactions, and, if such analysis identifies a structure that is generally more tax efficient than the structure contemplated by this Agreement, the parties agree to negotiate such alternate structure in good faith and take any actions necessary to implement such alternate structure.
6.2            Confidentiality. The Company and Shareholders, on the one hand, and Parent and Ms. Martin, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other party so that such party may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

6.3            Government Filings. After the Closing Date, Parent shall (i) file a Form 8-K with the Commission within four (4) business days after the execution of this Agreement and of the Closing Date; (ii) a Form D with the Commission within the required time period and (iii) any filing required by FINRA within the applicable filing deadlines.
6.4            Post-Closing Name Change Consent and Information Statement. After the Closing Date, the Shareholders, as the majority shareholders of Parent, shall have consented to a written action of shareholders approving the name change of Parent and the filing of an Information Statement with the Commission or such other filing as may be required by the Commission.
6.5            Redemption. As of the Closing, Parent will redeem 2,000,000 shares of the Parent’s Common Stock from Seller for a price of $150,000.00 payable in cash at the Closing (“Redemption”) pursuant to the terms of a Redemption Agreement substantially in the form attached here as Exhibit B (the “Redemption Agreement”).
ARTICLE VII
 CONDUCT OF BUSINESS PENDING CLOSING
7.1            Conduct of Business by the Company Pending the Closing. Prior to the Closing Date, unless Parent shall otherwise agree in writing or as otherwise contemplated by this Agreement or the Additional Agreements:
(a)            The Business of the Company shall be conducted only in the ordinary course.
7.2            Conduct of Business by Parent Pending the Closing. Prior to the Closing Date, unless the Company shall otherwise agree in writing or as otherwise contemplated by this Agreement:
(a)            The Parent Legacy Business (defined below) shall be conducted only in the ordinary course;
(b)            Parent shall not (i) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of its capital stock; (ii) amend its charter or Bylaws other than to effectuate the transactions contemplated hereby; or (iii) split, combine or reclassify its capital stock or declare, set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to such stock;
(c)            Except as contemplated by this Agreement, Parent shall not (i) issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital stock other than to effectuate the transactions contemplated or permitted pursuant to this Agreement; (ii) acquire or dispose of any assets other than in the ordinary course of business (except for the disposition contemplated in connection with the subject matter of Section 7.2(a) hereof); (iii) incur additional Indebtedness or any other liabilities or enter into any other transaction except in the ordinary course of business; (iv) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing or (v) enter into any contract, agreement, commitment or arrangement to dissolve, merge, consolidate or enter into any other material business contract or enter into any negotiations in connection therewith;
(d)            Parent will not, nor will it authorize any director or authorize or permit any officer or employee or any attorney, accountant or other representative retained by them to, make, solicit, encourage any inquiries with respect to, or engage in any negotiations concerning, any Acquisition Proposal (defined below). Parent will promptly advise the Company orally and in writing of any such inquiries or proposals (or requests for information) and the substance thereof. “Acquisition Proposal” shall mean any proposal for a merger or other business combination involving Parent or any of its Affiliates or for the acquisition of a substantial equity interest in Parent or any of its Affiliates or any material assets of any of them other than as contemplated by this Agreement. Parent will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing; and

(e)            Parent will not enter into any new employment agreements with any of their officers or employees or grant any increases in the compensation or benefits of their officers and employees.
ARTICLE VIII
 CONDITIONS TO CLOSING
8.1            Condition to the Obligations of the Parties. The obligations of all of the parties to consummate the Closing are subject to the satisfaction of all the following conditions:
(a)            No provisions of any applicable Law, and no Order shall prohibit or impose any condition on the consummation of the Closing;
(b)            There shall not be any Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing;
(c)            Parent shall have completed a financing transaction resulting in proceeds to Parent of a minimum of $300,000 (the “Merger Financing”) pursuant to the issuance of the Convertible Preferred Stock, in accordance with a convertible preferred stock instrument containing terms mutually to by the parties . The Merger Financing shall be on such terms and conditions as reasonably approved by the investors who provide the funding for the Merger Financing. Furthermore, current management of the Company shall have no obligation to be a party to such Merger Financing;
(d)            Parent shall entered into an agreement to spin-off Parent’s current online ticket brokerage business and all assets and liabilities related thereto (the “Spin-Off”), including all cash, except the Merger Financing (the “Parent Legacy Business”), to the Shareholder in exchange for the cancellation by the Shareholder of 3,000,000 shares of Parent Common Stock pursuant to the terms of the Spin-Off Agreement attached hereto as Exhibit C (“Spin-Off Agreement”);
(e)            The parties shall have received the written consent of the Company Shareholders identified on Schedule I: (i) authorizing the exchange of Company Shares for shares of Parent Common Stock as set forth in Section 2.1 and (ii) making customary representations with respect to their “accredited” or “sophisticated investor” status, access to material information about Parent, and the like;
(f)            The Redemption shall have been completed; and
(g)            Parent shall have filed the Certificate of Designations with the Secretary of State of Nevada to designate 808,000 shares of its preferred stock, par value $0.001 per share, as Series A Convertible Preferred Stock.
8.2            Conditions to Obligations of Parent and Ms. Martin. The obligation of Parent and Ms. Martin to consummate the Closing is subject to the satisfaction, or the waiver at Parent’s or Ms. Martin’s sole and absolute discretion, of all the following further conditions:
(a)            The Company shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

(b)            The Spin-Off of the Legacy Business shall have occurred in accordance with the Spin-Off Agreement.
(c)          All of the representations and warranties of the Company contained in this Agreement, the Additional Agreements and in any certificate delivered by the Company, the Chief Executive Officer or any Shareholder pursuant hereto, disregarding all qualifications and exceptions contained therein relating to knowledge, materiality or Material Adverse Effect, shall: (i) be true, correct and complete (A) at and as of the date of this Agreement, or, (B) if otherwise specified, when made or when deemed to have been made, and (ii) be true, correct and complete as of the Closing Date, in the case of (i) and (ii) with only such exceptions as could not in the aggregate reasonably be expected to have a Material Adverse Effect;
(d)            There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk;
(e)            Parent shall have received a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company to the effect set forth in clauses (a) through (d) of this Section 8.2; and
(f)            No court, arbitrator or other Authority shall have issued any judgment, injunction, decree or order, or have pending before it a proceeding for the issuance of any thereof, and there shall not be any provision of any applicable Law restraining or prohibiting the consummation of the Closing, the ownership by Parent of any of the Company Shares or the effective operation of the Business by the Company after the Closing Date.
8.3            Conditions to Obligations of the Company and Shareholders. The obligations of the Company and Shareholders to consummate the Closing is subject to the satisfaction, or the waiver at the Company’s or the Shareholders’ discretion, of all of the following further conditions:
(a)            The Parent and Ms. Martin shall have performed all of their respective obligations hereunder required to be performed by them at or prior to the Closing Date, (ii) the representations and warranties of the Parent and Ms. Martin contained in this Agreement, and in any certificate or other writing delivered by the Parent and Ms. Martin pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality, shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date, and (iii) the Company shall have received a certificate signed by an authorized officer of Parent and by Ms. Martin to the foregoing effect;
(b)            Total outstanding shares of common stock shall not exceed 7,475,000 immediately prior to giving effect to the issuance of any securities of Parent in connection with the Merger or the Merger Financing;
(c)            The Spin-Off of the Legacy Business shall have occurred in accordance with the Spin-Off Agreement;
(d)            Parent shall have satisfied all Indebtedness of the Parent as of the Closing, except for $46,000.00 which will be assumed by the Company and paid off at the Closing (“Retained Liabilities”);
(e)            At Closing, the current director of the Parent shall appoint Arend Dirk Verweij as Chairman of the board of directors and Geurt van Wijk to serve as a member of the Parent’s board of directors. On the Closing Date, Arend Dirk Verweij shall be appointed Chief Executive Officer and Chief Financial Officer of the Parent and Geurt van Wijk shall be appointed as Chief Operating Officer of the Parent and Remy de Vries as Chief Technology Officer of the Parent. On the Closing Date, Paula Martin shall tender her resignation as an officer and director of Parent to be effective on the Closing Date;

(f)            Parent shall have agreed to assume the 8% Notes and exchange such notes for 551,180 shares of the Series A Convertible Preferred Stock and the holders of the 8% Notes shall have consented to such assumption and exchange pursuant to the terms of an assumption and exchange agreement mutually agreeable by the Parent, the Company and holders of the 8% Notes; and

(g)            Parent shall have agreed to assume the 10% Note and exchange such note for a convertible promissory note issued by the Parent on substantially similar terms as provided for in the 10% Note and the holder of the 10% Note shall have consented to such assumption and exchange pursuant to the terms of an assumption and exchange agreement mutually agreeable by the Parent, the Company and holder of the 10% Note.

ARTICLE IX
 INDEMNIFICATION
9.1            Indemnification of Company. Parent and the Seller, jointly and severally (“Parent Indemnifying Party”), hereby agree to indemnify and hold harmless, to the fullest extent permitted by applicable law, the Company, its Affiliates, the Shareholders and each of its and their respective members, managers, partners, directors, officers, employees, stockholders, attorneys and agents and permitted assigns (each a “Company Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Company Indemnified Party arising out of or in connection with (a) any material breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Parent or the Seller contained in this Agreement or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the Parent or the Legacy Business (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.
9.2            Indemnification of Parent. The Company (“Company Indemnifying Party”) hereby agrees to indemnify and hold harmless to the fullest extent permitted by applicable law Seller, Parent and each of its officers, directors, employees, stockholders, attorneys and agents and permitted assignees (each a “Parent Indemnified Party”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (any of the foregoing being a “Loss”, and, more than one of or all the foregoing being, “Losses”) incurred or sustained by any Parent Indemnified Party arising out of or in connection with (a) any material breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any of the Additional Agreements or any certificate or other writing delivered pursuant hereto, and (b) any Actions by any third parties with respect to the Company (including breach of contract claims, violations of warranties, trademark infringement, privacy violations, torts or consumer complaints) for any period on or prior to the Closing Date.
9.3            Procedure. The following shall apply with respect to all claims by any Parent Indemnified Party or Company Indemnified Party for indemnification:
(a)            An indemnified party shall give the indemnifying party prompt notice (“Indemnification Notice”) of any third-party Action with respect to which such indemnified party seeks indemnification pursuant to Section 9.1 or 9.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss or Losses that have been or may be suffered by the indemnified party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such indemnified party under Section 9.1 or 9.2, except to the extent such failure materially and adversely affects the ability of the indemnifying party to defend against such Third Party Claim or increases the amount of liability suffered as a result thereof.

(b)            In the case of any Third-Party Claims as to which indemnification is sought by any indemnified party, such indemnified party shall be entitled, at the sole expense and liability of the indemnifying party, to exercise full control of the defense, compromise or settlement of such Third-Party Claims, unless the indemnifying party, within a reasonable time after the giving of Indemnification Notice by the indemnified party (in no event later than ten (10) days thereafter), shall (i) deliver a written confirmation to such indemnified party that the indemnification provisions of Section 9.1 or 9.2 are applicable to such Action and the indemnifying party will indemnify such indemnified party in respect of such Action pursuant to the terms of this Article IX and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the indemnifying party’s liability for Losses, counterclaim or offset, (ii) notify such indemnified party in writing of the intention of the indemnifying party to assume the defense of any thereof, and (iii) retain legal counsel reasonably satisfactory to such indemnified party to conduct the defense of any such Third-Party Claims.
(c)            If the indemnifying party assumes the defense of any such Third-Party Claims pursuant to Section 9.1(b) or 9.2(b), then the indemnified party shall cooperate with the indemnifying party in any manner reasonably requested in connection with the defense, and the indemnified party shall have the right to be kept fully informed by the indemnifying party and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the indemnifying party so assumes the defense of any such Third-Party Claims, the indemnified party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement of any thereof, but the fees and expenses of such counsel employed by the indemnified party shall be borne by such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses, or (ii) the named parties to the applicable of any such Third-Party Claims (including any impleaded parties) include an indemnified party and the indemnifying party, and the indemnified party shall have been advised by its counsel that there may be a conflict of interest between such indemnified party and the indemnifying party in the conduct of the defense of any of the applicable thereof, and in any such case, the reasonable fees and expenses of such separate counsel shall be borne instead by the indemnifying party.
(d)            If the indemnifying party elects to assume the defense of any Third-Party Claims pursuant to Section 9.1(b) or Section 9.2(b), the indemnified party shall not pay, or permit to be paid, any part of any claim or demand arising out of or in connection such Third Party Claims, unless the indemnifying party withdraws from or fails to adequately defend, in the reasonable opinion of the indemnified party after consultation with litigation counsel of its choosing at its own expense, such Third Party Claims, or unless a judgment is entered against the indemnified party for a liability arising out of or in connection therewith. If the indemnifying party does not elect to defend, or if, after commencing or undertaking any such defense, the indemnifying party fails to adequately defend, in the reasonable opinion of the indemnified party after consultation with litigation counsel of its choosing at its own expense, or withdraws from the defense thereof, the indemnified party shall have the right to undertake or continue, as the case may be, the defense or settlement thereof, at the indemnifying party’s expense. Notwithstanding anything in the foregoing to the contrary, the indemnifying party shall not be entitled to control, but may participate in, and the indemnified party (at the expense of the indemnifying party) shall be entitled to have sole control over, the defense or settlement of (x) that part of any Third Party Claims (i) that seek a temporary restraining order, a preliminary or permanent injunction or specific performance against the indemnified party, or (ii) to the extent any such Third Party Claims involve criminal allegations against the indemnified party or (y) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the indemnified party. In the event the indemnified party retains control of any Third Party Claims, the indemnified party agrees not to settle any thereof without the prior written consent of the indemnifying party, which consent will not be unreasonably conditioned, delayed or withheld.

(e)            If the indemnified party undertakes the defense of any such Third-Party Claims pursuant to this Section 9.3 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the indemnified party shall give the indemnifying party prompt written notice thereof and the indemnifying party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the indemnifying party’s expense. The indemnifying party shall not, without the prior written consent of such indemnified party, settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claims (i) in which any relief other than the payment of money damages is or may be sought against such indemnified party, (ii) in which any Third Party Claims could be reasonably expected to impose or create a monetary liability on the part of the indemnified party (such as an increase in the indemnified party’s income Tax) other than monetary claims arising under or in respect of Third Party Claims to be paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional element thereof the delivery of a release from all liability and all other Actions (known or unknown) arising or which might arise out of the same facts by the claimants, petitioners, plaintiffs or other relevant movants with respect to any such Third-Party Claims.
9.4            Periodic Payments. Any reimbursement of the indemnified party for costs, disbursements, expenditures or expenses provided for through the indemnification provisions of Sections 9.1 or Section 9.2 hereof in connection with the investigation, defense or preparation for defense of  any Third Party Claims shall be promptly delivered during the course of such investigation, defense or preparation for the defense of such Third Party Claims by the indemnifying party upon the indemnified party’s deliver of competent supporting documentation to the indemnifying party of the indemnified party’s costs, disbursements, expenditures or expenses incurred in respect of the same.
9.5            Insurance. Any indemnification obligation of the indemnifying party hereunder shall take into account any insurance proceeds or other third party reimbursement actually received by the indemnified party in respect of any Third Party Claims.
9.6            Time Limit.The obligations of the Parent Indemnifying Party and the Company Indemnifying Party under Section 9.1 and Section 9.2 shall expire two (2) years from the Closing Date, except with respect to: (i) any Third Party Claims as to which a duty of indemnity is owing hereunder in accordance with the provisions of this Article IX which remains unresolved, as to which the indemnifying party’s obligation to indemnify shall continue until any such Third Party Claims are resolved; and (ii) any Third Party Claims which have been settled or otherwise resolved yet as to which any required payment to the indemnified party is by then not yet made.
ARTICLE X
 DISPUTE RESOLUTION
10.1            Arbitration.
(a)            The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement, or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (the “Arbitrator”). Binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement or any Additional Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement or any Additional Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).
(b)            If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the  chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c)            The laws of the State of Florida shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of Florida applicable to a contract negotiated, signed, and wholly to be performed in the State of Florida, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.
(d)            The arbitration shall be held in Palm Beach County, Florida in accordance with and under the then-current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.
(e)            On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 10.1(c).
(f)            The Arbitrator may, at his discretion and at the expense of the party who will bear the cost of the arbitration, employ experts to assist him in his determinations.
(g)            The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award or to obtain relief, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.
(h)            Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the non-exclusive jurisdiction of the courts (Federal and state) in Southern District of Florida and the Circuit Court of Palm Beach County, Florida to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.
(i)            The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the gross negligence or willful misconduct of the person indemnified.
(j)            This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.
10.2            Waiver of Jury Trial; Exemplary Damages.
(a)            THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

(b)            Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.
ARTICLE XI
 TERMINATION
11.1            Termination Without Default; Expenses. In the event that the Closing of the transactions contemplated hereunder has not occurred by December 31, 2015 (the “Outside Closing Date”) and no material breach of this Agreement by Parent, on one hand, or the Company, on the other hand, seeking to terminate this Agreement shall have occurred or have been made, each of Parent and the Company reserve the right, at their respective sole options, to terminate this Agreement without liability to its opposite hereunder. Such right may be exercised by either of Parent or the Company, as the case may be, by giving written notice to the other at any time after the Outside Closing Date. In the event this Agreement is terminated pursuant to this Section 11.1, each party shall bear its own expenses incurred in connection with this Agreement.
11.2            Termination Upon Default.
(a)            Parent may terminate this Agreement by giving notice to the Company on or prior to the Closing Date, without prejudice to any rights or obligations Parent may have, if the Company shall have materially breached any of its representations, warranties, agreements or covenants contained herein this Agreement or in any Additional Agreement to be performed on or prior to the Closing Date, and such material breach shall not have been cured by the earlier of the Outside Closing Date or fifteen (15) days following receipt by the Company of such notice describing in reasonable detail the nature of such breach.
(b)            The Company may terminate this Agreement by giving notice to Parent, without prejudice to any rights or obligations the Company or Shareholders may have, if Parent shall have materially breached any of its representations, warranties, agreements or covenants contained herein this Agreement or in any Additional Agreement to be performed on or prior to the Closing Date, and such material breach shall not have been cured by the earlier of the Outside Closing Date or fifteen (15) days following receipt by Parent of such notice describing in reasonable detail the nature of such breach.
11.3            Survival. The provisions of Articles IX, X, XI and XII, as well as Section 6.2, shall survive any termination hereof pursuant to Article XI.
ARTICLE XII
 MISCELLANEOUS
12.1            Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a Business Day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (c) five (5) days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

If to Parent:
TixFi, Inc..
6517 Palatine Ave., N.
Seattle, WA 98103
Attention: Paula Martin
with a copy to (which copy shall not constitute notice):

Parsons/Burnett/Bjordahl/Hume, LLP
Suite 801
10655 NE 4th St.
Bellevue, WA  98004
(425) 451-8568 (fax)
Attention:                          James Parsons
jparsons@pblaw.biz

If to Company:

13355 Moss Rock Drive
Auburn, California 95602
Attention: Arend Verweij
email: averweij@insightinnovators.com

with a copy to (which copy shall not constitute notice):

Nijverheidsweg Noord 78,
3812PM Amersfoort
The Netherlands
Attention: Geurt van Wijk, COO
email: gvanwijk@insightinnovators.com

and a copy to (which shall not constitute notice):

Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, Florida 33401
Attention:                          Laura Anthony, Esq.
Lazarus Rothstein, Esq.
lanthony@legalandcompliance.com
lrothstein@legalandcompliance.com

12.2            Amendments; No Waivers; Remedies.
(a)            This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.
(b)            Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c)            Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.
(d)            Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.
12.3            Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.
12.4            Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.
12.5            Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.
12.6            No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.
12.7            Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without giving effect to the conflict of laws principles thereof; provided, however, this Section shall have no effect on the governing law in any other agreements or contracts or other understandings of the parties, regardless of whether such agreements, contracts or other understandings provide for the application of any particular law.
12.8            Counterparts; facsimile signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.
12.9            Entire Agreement. This Agreement together with the Additional Agreements, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein.

12.10            Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.
12.11            Construction of Certain Terms and References; Captions. In this Agreement:
(a)            References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.
(b)            The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.
(c)            Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company.
(d)            Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.
(e)            If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.
(f)            Captions are not a part of this Agreement, but are included for convenience only.
(g)            For the avoidance of any doubt, all references in this Agreement to “the knowledge or best knowledge of the Company” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Chief Executive Officer of the Company.
12.12            Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.
12.13            Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.
[This space intentionally blank. Signatures follow.]

IN WITNESS WHEREOF, the Parent, Seller and the Company have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT: TiXFi, Inc., a Nevada corporation: By: /s/ Paula Martin Name: Paula Martin Title: President	COMPANY: Insight Innovators, BV, a Dutch limited liability company: By: /s/ Arend Dirk Verweij Name: Arend Dirk Verweij Title: Chief Executive Officer
SELLER: /s/ Paula Martin Paula Martin

SCHEDULE I

SHAREHOLDER SIGNATURE PAGE TO SHARE EXCHANGE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Share Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Company Shareholder's Name	Company Shares	Exchange Shares
Berlisa B.V. By: /s/ Geurt van Wijk Name: Geurt van Wijk Title: Managing Director	13,358	3,110,000

Sterling Skies B.V. By: /s/ Remy de Vries Name: Remy de Vries Title: Managing Director	13,358	3,110,000

Eagle Consulting LLC By: /s/ Arend Dirk Verweij Name: Arend Dirk Verweij Title: Manager	13,358	3,110,000
Total	40,074	9,330,000

SCHEDULE 3.10
ABSENCE OF CERTAIN CHANGES
None
SCHEDULE 3.10
LITIGATION
None

SCHEDULE 5.13

RETAINED LIABILITIES

Name	Amount Due
TIXFI, INC. - Legal Fees	$ 5,000.00
TIXFI, INC. - Consulting Fees	26,000.00
TIXFI, INC. – Consulting Fees	15,000.00
Total	$ 46,000.00

SCHEDULE 5.5(A)

CAPITALIZATION

None.

EXHIBIT A
STOCK REDEMPTION AGREEMENT
THIS STOCK REDEMPTION AGREEMENT (this "Agreement") dated as of December 21, 2015, by and between PAULA MARTIN (the "Seller") and TIXFI, INC., a Nevada corporation, (the "Purchaser").
RECITALS
WHEREAS, Seller is the owner of 5,000,000 shares of the issued and outstanding shares of Common Stock, $0.001 par value (the "Common Stock") of the Purchaser (a/k/a, the "Company").
WHEREAS, Pursuant to the terms and conditions of this Agreement, Seller desires to sell, and Purchaser desires to purchase, all of the Seller's rights, title, and interest in and to 2,000,000 of the Common Stock (the “Shares”) as further described herein.
NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:
1.            Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, Seller shall sell, assign, transfer, convey, and deliver to Purchaser, and Purchaser shall accept and purchase, the Shares and any and all rights in the Shares to which Seller is entitled, and by doing so Seller shall be deemed to have assigned all of her rights, titles and interest in and to the Shares to Purchaser. Such sale of the Shares shall be evidenced by stock certificates, duly endorsed in blank or accompanied by stock powers duly executed in blank or other instruments of transfer in form and substance reasonably satisfactory to the transfer agent of the Company.
2.            Consideration. In consideration for the redemption and sale of the Shares, Purchaser shall deliver to Seller an amount equal to ($0.03) per Share, for an aggregate purchase price of $150,000.00 (the "Purchase Price").
3.            Closing; Deliveries.
(a) The purchase and sale of the Shares shall be held on or before December 31, 2015 (the "Closing").

(b) At the Closing, Seller shall deliver to Purchaser (i) one or more stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank with medallion guarantee, or other instruments of transfer in form and substance reasonably satisfactory to Purchaser, (ii) documentary evidence of the Seller’s purchase and payment for the Shares (i.e. cancelled check or wire confirmation), (iii) due recordation in the Company's share register of Purchaser's full and unrestricted title to the Shares, (iv) documents to substantiate identification of Seller (i.e. driver’s license or Passport) and (iv) such other documents as may be required under applicable law or reasonably requested by Purchaser.  At Closing Purchaser shall deliver to Seller the Purchase Price by wire transfer of immediately available funds to an account designated by the Seller.
4.            Representations and Warranties of Seller. As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated herein, Seller represents and warrants to Purchaser as follows:
4.1            Authority. Seller has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform his obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with the terms hereof.

4.2            Ownership. Seller is the sole record and beneficial owner of the Shares, has good and marketable title to the Shares, free and clear of all Encumbrances (hereafter defined), other than applicable restrictions under applicable securities laws, and has full legal right and power to sell, transfer and deliver the Shares to Purchaser in accordance with this Agreement. "Encumbrances" means any liens, pledges, hypothecations, charges, adverse claims, options, preferential arrangements or restrictions of any kind, including, without limitation, any restriction of the use, voting, transfer, receipt of income or other exercise of any attributes of ownership. Upon the execution and delivery of this Agreement, Purchaser will receive good and marketable title to the Shares, free and clear of all Encumbrances, other than restrictions imposed pursuant to any applicable securities laws and regulations. There are no stockholders' agreements, voting trust, proxies, options, rights of first refusal or any other agreements or understandings with respect to the Shares.
4.3            Valid Issuance. The Shares are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive or similar rights.
4.4            No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which the Seller is a party or by which he is bound, or to which the Shares are subject; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to the Seller or the Shares.
4.5 No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Seller of any of the transactions on its part contemplated under this Agreement.
4.6            No Other Interest.  Except for the remaining shares of Common Stock referenced above, neither Seller nor any of her respective affiliates has any interest, direct or indirect, in any shares of capital stock or other equity in the Company or has any other direct or indirect interest in any tangible or intangible property which the Company uses or has used in the business conducted by the Company, or has any direct or indirect outstanding indebtedness to or from the Company, or related, directly or indirectly, to its assets, other than the Shares.
4.7            No General Solicitation or Advertising. Neither any Seller nor any of her affiliates nor any person acting on her or behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to any of the Shares, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act").
4.8            Affiliate Status. Seller is an officer director and owner of more than ten percent (10%) of the outstanding capital stock of the Company.
4.9            Full Disclosure. No representation or warranty of the Seller to the Purchaser in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to the Seller that has specific application to the Shares or the Company that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Shares or the Company that has not been set forth in this Agreement.
5. Representations and Warranties of Purchaser. As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated herein, Purchaser represents and warrants to Seller as follows:
5.1            Authority. Purchaser has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms hereof.
5.2            No Consent. No consent, approval, authorization or order of, or any filing or declaration with any governmental authority or any other person is required for the consummation by the Purchaser of any of the transactions on its part contemplated under this Agreement.

5.3            No Conflict. None of the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby, conflicts or will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach or violation of (i) any instrument, contract or agreement to which Purchaser is a party or by which it is bound; or (ii) any federal, state, local or foreign law, ordinance, judgment, decree, order, statute, or regulation, or that of any other governmental body or authority, applicable to Purchaser.
5.4            Potential Loss of Investment. Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment.
5.5            Receipt of Information. Purchaser has received all documents, records, books and other information pertaining to his investment that has been requested by the Purchaser, including without limitation, the Securities and Exchange Commission (“SEC”) filings made by the Company. Purchaser further agrees and acknowledges that the Company is a shell company.
5.6            No Advertising. At no time was the Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.
5.7            Investment Experience. The Purchaser (either by itself or with its advisors) is (i) experienced in making investments of the kind described in this Agreement, (ii) able, by reason of its business and financial experience to protect its own interests in connection with the transactions described in this Agreement, and (iii) able to afford the entire loss of his investment in the Shares.
5.8            Investment Purposes. The Purchaser is acquiring the restricted Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the amount of restricted Shares the Purchaser is acquiring herein. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the restricted Shares the Purchaser is acquiring.
6.          Indemnification; Survival.
6.1            Indemnification. Each party hereto shall jointly and severally indemnify and hold harmless the other party and such other party's agents, beneficiaries, affiliates, representatives and their respective successors and assigns (collectively, the "Indemnified Persons") from and against any and all damages, losses, liabilities, taxes and costs and expenses (including, without limitation, attorneys' fees and costs) (collectively, "Losses") resulting directly or indirectly from (a) any inaccuracy, misrepresentation, breach of warranty or non-fulfillment of any of the representations and warranties of such party in this Agreement, or any actions, omissions or statements of fact inconsistent with in any material respect any such representation or warranty, (b) any failure by such party to perform or comply with any agreement, covenant or obligation in this Agreement.
6.2            Survival. All representations, warranties, covenants and agreements of the parties contained herein or in any other certificate or document delivered pursuant hereto shall survive the date hereof until the expiration of the applicable statute of limitations.
7.          Miscellaneous.
7.1            Further Assurances. From time to time, whether at or following the Closing, each party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.
7.2            Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (c) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent to the addresses of the parties as indicated on the signature page hereto. Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

7.3            Choice of Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of law. Each of the parties agree to submit to the jurisdiction of the federal or state courts located in Port St. Lucie County, Florida in any actions or proceedings arising out of or relating to this Agreement. Each of the parties, by execution and delivery of this Agreement, expressly and irrevocably (i) consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding; (ii) consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to such party as set forth in Section 7.2 above and (iii) waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis. EACH OF THE UNDERSIGNED HEREBY WAIVES FOR ITSELF AND ITS PERMITTED SUCCESSORS AND ASSIGNS THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED IN CONNECTION WITH THIS AGREEMENT.
7.4 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior and contemporaneous agreements, arrangements and understandings of the parties relating to the subject matter hereof. No representation, promise, inducement, waiver of rights, agreement or statement of intention has been made by any of the parties which is not expressly embodied in this Agreement.
7.5            Assignment. Each party's rights and obligations under this Agreement shall not be assigned or delegated, by operation of law or otherwise, without the other party's prior written consent, and any such assignment or attempted assignment shall be void, of no force or effect, and shall constitute a material default by such party.
7.6            Amendments. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties hereto.
7.7            Waivers. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other term, covenant, representation or warranty of this Agreement.
7.8            Counterparts. This Agreement may be executed simultaneously in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
7.9            Severability.If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
7.10 Interpretation. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.
SIGNATURE PAGE FOLLOWS.

SIGNATURE PAGE TO REDEMPTION AGREEMENT

IN WITNESS WHEREOF, the parties have duly executed this Stock Redemption Agreement as of the date first above written.

SELLER:

___________________
PAULA MARTIN

PURCHASER:

TIXFI, INC.

By: _____________________________
        PAULA MARTIN, Chief Executive Officer

EXHIBIT B
 Split-Off Agreement
SPIN-OFF AGREEMENT

This SPIN-OFF AGREEMENT, dated as of December 21, 2015, (this “Agreement”), is entered into by and among TIXFI, INC., a Nevada corporation (“Seller”), and PAULA MARTIN (“Buyer”).

RECITALS:

WHEREAS, Seller presently owns the business assets and liabilities of Seller (the “Business”) as discussed in Sections 1.1 and 1.2 below;
 WHEREAS, Buyer presently owns 5,000,000 shares of Seller’s issued and outstanding $.001 par value common stock (“Seller’s Common Stock”);

WHEREAS, Buyer desires to purchase the Business from Seller, and, subject to the carve-out of $46,000 in amounts owing by the Seller to third parties as of the date hereof before giving effect to the transactions contemplated in this Agreement, assume all responsibility for and pay all other debts, obligations and liabilities of Seller existing prior to giving effect to the share exchange transaction that Seller is also a party as of even date hereof (“Share Exchange Transaction”), on the terms and subject to the conditions specified in this Agreement; and

WHEREAS, Seller desires to sell and transfer the Assigned Assets (as hereinafter defined) related to the Business to Buyer, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, in consideration of the premises and the covenants, promises and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, agree as follows:

I.            ASSIGNMENT AND ASSUMPTION OF SELLER'S ASSETS AND LIABILITIES.

Subject to the terms and conditions provided below:

1.1 Assignment of Assets. The Seller hereby agrees to sell, assign and deliver to Buyer at the Closing (as defined below) all right, title and interest in and to the assets and rights, together with any replacements thereof and additions thereto made between the date hereof and the Closing, as hereafter described in this Section 1.1 (collectively, the “Assigned Assets”), including the following:

(a)            All of the Seller’s current online ticket brokerage business, including its purchase and resale of tickets for concerts, sporting and other entertainment events, including cash balances as of the date hereof, except any cash amounts raised in connection with the Share Exchange Transaction; and
(b)            All goodwill and customer lists associated with the Business.
1.2 Assignment and Assumption of Liabilities. Seller hereby assigns to Buyer, and Buyer hereby assumes and agrees to undertake to perform, pay, satisfy or discharge, in accordance with their terms, the following liabilities (the “Assumed Liabilities”):

(a) such liabilities, obligations and commitments of the Seller arising or accruing during the period commencing on or before the Closing Date under any contracts of the Seller related to Business;

(b)            any product liability or similar claim for injury to persons or property, regardless of when made or asserted, which arises out of or is based upon any express or implied representation, warranty or agreement made by the Seller or its agents, or which is imposed by operation of law or otherwise, in connection with any sales or service performed by or on behalf of the Seller on or prior to the Closing Date;

(c)            any liability or obligations to any current or former employees, agents, independent contractors or creditors of the Seller or under any plan or arrangement with respect thereto, including, without limitation, liabilities and obligations (A) under any life, health, accident, disability or any other employee benefit plan, and (B) under any pension, profit sharing, stock bonus, deferred compensation, retirement, bonus or other current or former employee compensation or pension benefit plan or post-retirement benefit plan to which the Seller is a party or under which the Seller has any obligation, or which is maintained, or to which contributions have been made, by the Seller or any predecessor or any corporation which is a controlled group or corporations of which the Seller are a member, or any trade or business (whether or not incorporated) under common control with the Seller, and (C) for wages, salaries, bonuses, commissions, severance, sick pay, vacation or holiday pay, overtime or other benefits;

(d)            any liabilities for any tax, assessment or other governmental imposition of any type or description, including, without limitation, any federal income or excess profits taxes or state or federal income, sales, use, excise, ad valorem or franchise taxes, together with any interest, assessments and penalties thereon arising out of or attributable to the conduct of the Seller's operations and the Business prior to the Closing Date or the Seller's or its shareholders’ federal income or capital gain taxes or state, or local income or franchise taxes arising by virtue of the transactions contemplated by this Agreement or otherwise;

(d)            any liability (i) which arises out of or in connection with any breach or default by the Seller occurring prior to the Closing under any of the contracts or leases, (ii) which arises out of or in connection with any violation by the Seller of any requirement of law prior to the Closing Date, (iii) which relates to the Assigned Assets (including those arising under any contracts) to the extent relating to periods prior to the Closing Date other than the Retained Liabilities (as defined in Section 1.3;

(e)            any liability arising out of or in connection with litigation or other legal proceedings, claims or investigations related to the Seller or the Business and operations, regardless of when made or asserted, including, without limitation, contract, tort, intellectual property, infringement or misappropriation, crime, fraudulent conveyance, workers’ compensation, product liability or similar claim for injury to persons or property which arises out of or is based upon any express or implied warranty, representation or agreement of the Seller or its employees or agents, or which is imposed by law or otherwise; and

(f)            any liabilities, trade payables or other costs of operating the Business prior to the Closing Date (excluding the Retained Liabilities).

1.3            Such liabilities, obligations and commitments of the Seller arising or accruing during the period commencing after the Closing Date shall retained by the Seller (“Retained Liabilities”).

II.            TRANSFER OF BUSINESS

2.1            Subject to the terms and conditions provided below, Seller shall sell and transfer to Buyer, and Buyer shall purchase from Seller, on the Closing Date (as defined in Section 3.1 below), the Business.

2.1            Purchase Price.  Subject to the terms and conditions set forth in this Agreement, the Business to be sold by the Seller and purchased by the Buyer for the following consideration (the “Purchase Price”):

(a) Delivery to Seller for cancellation of 3,000,000 shares of Seller’s Common Stock held by Buyer (the “Seller Shares”);

(b) The assumption of the Assumed Liabilities by the Buyer; and
(c)  The assumption of the Retained Liabilities by the Seller
III.    CLOSING.

3.1   Closing. The closing of the transactions contemplated in this Agreement (the "Closing") shall take place no later than December 31, 2015 (the "Closing Date") subject to the satisfaction of all conditions precedent described in Sections VIII and IX hereof.

3.2  Procedure at the Closing.  At the Closing, the parties agree to take the following steps in the order listed below (provided, however, that upon their completion all of these steps shall be deemed to have occurred simultaneously):

(a) At the Closing, Seller shall deliver to Buyer appropriate bills of sale and other assignment documentation reasonably satisfactory to Buyer transferring Seller’s right, title and interest in the Business, and (b) such other documents as may be required under applicable law or reasonably requested by Buyer to transfer ownership of the Business to Buyer; and

(b) At the Closing, Buyer shall deliver to Seller (A) the one or more applicable stock certificates evidencing the Seller Shares, duly endorsed in blank or accompanied by stock powers duly executed with signature guaranteed in blank, or other instruments of transfer in form and substance reasonably satisfactory to Buyer, (B) any documentary evidence of the due recordation in the Company's share register of Buyer's full and unrestricted title to the Seller Shares, and (C) such other documents as may be required under applicable law or reasonably requested by Seller to terminate Buyer’s ownership interest in the Seller Shares.

IV.            BUYER'S REPRESENTATIONS AND WARRANTIES.

Buyer hereby represents and warrants to Seller that:

4.1            Capacity and Enforceability. Buyer has the legal capacity to execute and deliver this Agreement and the documents to be executed and delivered by Buyer at the Closing pursuant to the transactions contemplated hereby. This Agreement and all such documents relating to the transactions contemplated hereunder constitute valid and binding agreements of Buyer, enforceable in accordance with their respective terms.

4.2            Compliance.                          Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby by Buyer will result in the breach of any term or provision of, or constitute a default under, or violate any agreement, indenture, instrument, order, law or regulation to which Buyer is a party, or by which Buyer is bound.

4.3            Liabilities. Following the Closing, Seller will, except as to the Retained Liabilities which the parties acknowledge shall be retained by Seller and paid at Closing, have no other liability for any debts, liabilities or obligations of Seller, the Business, or the business or activities of Seller prior to the Closing, and there are no outstanding guaranties, performance or payment bonds, letters of credit or other contingent contractual obligations that have been undertaken by Seller directly or indirectly in relation to the business of Seller prior to the Closing, and that may survive the Closing.

V.            SELLER'S  REPRESENTATIONS AND WARRANTIES.

Seller, hereby represents and warrants to Buyer that:

5.1            Organization and Good Standing. Seller is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada.

5.2            Authority and Enforceability. The execution and delivery of this Agreement and the documents to be executed and delivered at the Closing pursuant to the transactions contemplated hereby, and performance in accordance with the terms hereof and thereof, have been duly authorized by Seller and all such documents constitute valid and binding agreements of Seller enforceable in accordance with their terms.
VI.            OBLIGATIONS OF BUYER PENDING CLOSING.

Buyer covenants and agrees that between the date hereof and the Closing:

6.1            Not Impair Performance. Buyer shall not take any action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including, without limitation, taking or causing to be taken, any action that would cause the representations and warranties made by any party herein not to be true, correct and accurate as of the Closing.

6.2            Assist Performance. Buyer shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Seller's obligations to consummate the transactions contemplated hereby which are dependent upon actions of Buyer and to make and/or obtain any necessary filings and consents in order to consummate the transactions contemplated by this Agreement.

VII.            OBLIGATIONS OF SELLER PENDING CLOSING.

Seller covenants and agrees that between the date hereof and the Closing:

7.1            Business as Usual. Seller shall operate in accordance with past practices, and shall use best efforts to preserve its goodwill and the goodwill of its employees, customers and others having business dealings with it. Without limiting the generality of the foregoing, from the date of this Agreement until the Closing Date, Seller shall (a) make all normal and customary repairs to its equipment, assets and facilities, (b) keep in force all insurance, (c) preserve in full force and effect all material franchises, licenses, contracts and real property interests and comply in all material respects with all laws and regulations, (d) collect all accounts receivable and pay all trade creditors in the ordinary course of business at intervals historically experienced, and (e) preserve and maintain its assets in their current operating condition and repair, ordinary wear and tear excepted. From the date of this Agreement until the Closing Date, Seller shall not (i) amend, terminate or surrender any material franchise, license, contract or real property interest, or (ii) sell or dispose of any of its assets except in the ordinary course of business. Seller shall not take or omit to take any action that results in Buyer incurring any liability or obligation prior to or in connection with the Closing.

7.2            Not Impair Performance. Seller shall not take any intentional action that would cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including taking or causing to be taken any action which would cause the representations and warranties made by any party herein not to be materially true, correct and accurate as of the Closing, or in any way impairing the ability of Buyer to satisfy his obligations as provided in Article VI.

7.3            Assist Performance. Seller shall exercise its reasonable best efforts to cause to be fulfilled those conditions precedent to Buyer' obligations to consummate the transactions contemplated hereby which are dependent upon the actions of Seller and to work with Buyer to make and/or obtain any necessary filings and consents. Seller shall comply with its obligations under this Agreement.

VIII.            SELLER'S CONDITIONS PRECEDENT TO CLOSING.

The obligations of Seller to close the transactions contemplated by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

8.1            Representations  and  Warranties;  Performance. All representations and warranties of Buyer contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing, with the same effect as though such representations and warranties were made at and as of the Closing. Buyer shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing.

8.2            Additional Documents.                                                      Buyer shall deliver or cause to be delivered such additional documents as may be necessary in connection with the consummation of the transactions contemplated by this Agreement and the performance of their obligations hereunder.

8.3            Discharge of Liens.  The Buyer shall have delivered to the Seller evidence in form and substance satisfactory to the Seller that any liens upon Seller’s assets have been discharged in full.

8.4            Receipt of Necessary Consents.  All consents to assignment of the Contracts, with such amendments to the Contracts as the Seller deems appropriate, where required shall have been obtained and confirmed by written evidence reasonably satisfactory to the Seller to ensure that Seller is not liable for any amounts related to the Contracts.

8.5            No Adverse Action.  There shall not be pending or threatened any action before any court or other governmental authority against the Seller.  The Business shall not have been materially affected by any event or circumstance after the date of this Agreement.

IX.            BUYER'S CONDITIONS PRECEDENT TO CLOSING.

The obligation of Buyer to close the transactions contemplated by this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent (any and all of which may be waived by Buyer in writing):

9.1            Representations and Warranties; Performance. All representations and warranties of Seller contained in this Agreement shall have been true and correct, in all material respects, when made and shall be true and correct, in all material respects, at and as of the Closing with the same effect as though such representations and warranties were made at and as of the Closing. Seller shall have performed and complied with all covenants and agreements and satisfied all conditions, in all material respects, required by this Agreement to be performed or complied with or satisfied by them at or prior to the Closing.

X.            OTHER AGREEMENTS.

10.1            Expenses. Each party hereto shall bear its expenses separately incurred m connection with this Agreement and with the performance of its obligations hereunder.

10.2            Confidentiality. Buyer shall not make any public announcements concerning this transaction without the prior written agreement of Seller, other than as may be required by applicable law or judicial process. If for any reason the transactions contemplated hereby are not consummated, then Buyer shall return any information received by Buyer from Seller, and Buyer shall cause all confidential information obtained by Buyer concerning Seller and its business to be treated as such.

10.3            Brokers' Fees. In connection with the transaction specifically contemplated by this Agreement, no party to this Agreement has employed the services of a broker and each agrees to indemnify the other against all claims of any third parties for fees and commissions of any brokers claiming a fee or commission related to the transactions contemplated hereby.

10.4            Access to Information Post-Closing, Cooperation.

(a)            Following the Closing, Buyer shall afford to Seller and its authorized accountants, counsel and other designated representatives, reasonable access (and including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to allow records, books, contracts, instruments, computer data and other data  and information (collectively, "Information") within the possession or control of Buyer relating to the Business insofar as such access is reasonably required by Seller. Information may be requested under this Section 10.4(a) for, without limitation, audit, accounting, claims, litigation and tax purposes, as well as for purposes of fulfilling disclosure and reporting obligations and performing this Agreement and the transactions contemplated hereby. No files, books or records regarding the Business existing at the Closing Date shall be destroyed by Buyer after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Seller at least 30 days' prior written notice, during which time Seller shall have the right to examine and to remove any such files, books and records prior to their destruction.

(b)            Following the Closing, Seller shall afford to Buyer and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to persons or firms possessing information) and duplicating rights during normal business hours to Information within Seller's possession or control relating to the Business insofar as such access is reasonably required by Buyer. Information may be requested under this Section 10.4(b) for, without limitation, audit, accounting, claims, litigation and tax purposes as well as for purposes of fulfilling disclosure and reporting obligations and for performing this Agreement and the transactions contemplated hereby. No files, books or records of the Business existing at the Closing Date shall be destroyed by Seller after Closing but prior to the expiration of any period during which such files, books or records are required to be maintained and preserved by applicable law without giving Buyer at least 30 days' prior written notice, during which time Buyer shall have the right to examine and to remove any such files, books and records prior to their destruction.

(c)            At all times following the Closing, Seller and Buyer shall use their reasonable efforts to make available to the other upon written request, the current and former officers, directors, employees and agents of Seller for any of the purposes set forth in Section 10.4(a) or (b) above or as witnesses to the extent that such persons may reasonably be required in connection with any legal, administrative or other proceedings in which Seller or Buyer may from time to be involved.

(d)            The party to whom any Information or witnesses are provided under this Section 10.4 shall reimburse the provider thereof for all out-of-pocket expenses actually and reasonably incurred in providing such Information or witnesses.

(e)            Seller, Buyer and their respective employees and agents shall each hold in strict confidence all Information concerning the other party in their possession or furnished by the other or the other's representative pursuant to this Agreement with the same degree of care as such party utilizes as to such party's own confidential information (except to the extent that such Information is (i) in the public domain through no fault of such party or (ii) later lawfully acquired from any other source by such party), and each party shall not release or disclose such Information to any other person, except such party's auditors, attorneys, financial advisors, bankers, other consultants and advisors or persons to whom such party has a valid obligation to disclose such Information, unless compelled to disclose such Information by judicial or administrative process or, as advised by its counsel, by other requirements of law.

(f)            Seller and Buyer shall each use their best efforts to forward promptly to the other party all notices, claims, correspondence and other materials which are received and determined to pertain to the other party.

XI.            TERMINATION.

11.1            Termination.  This Agreement may be terminated and the transactions contemplated hereby may be abandoned, but not later than the Closing Date:

(a)            by mutual written agreement of the Buyer and the Seller;

(b)            by the Buyer, in its sole discretion, if any of the representations or warranties of the Seller contained herein are not in all material respects true, accurate and complete or if the Seller materially breaches or fails to substantially comply with any covenant or agreement contained herein and the Seller fails to cure such breach within 10 days of prior written notice;

(c)            by the Seller, in its sole discretion, if any of the representations or warranties of the Buyer contained herein are not in all material respects true, accurate and complete or if the Buyer materially breaches or fails to substantially comply with any covenant or agreement contained herein and the Buyer fails to cure within 10 days of prior written notice; or

(d)            by either party upon written notice to the other in the event that the Closing has not occurred by December 31, 2015, for any reason other than the failure of the party seeking to terminate this Agreement to perform its obligations hereunder or a breach of a representation or warranty by such party herein.

11.2            Effect of Termination.  To effectuate the termination of this Agreement pursuant to Section 11.1, written notice thereof shall promptly be delivered to the other party hereto and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by the other party hereto.  Notwithstanding such termination, each party shall have the right to seek damages with respect to such termination, and shall not be precluded by the exercise of such termination right from pursuing, subject to the terms of this Agreement and applicable law, any cause of action or other claim it may then or at any time thereafter have against the other party in respect of any material breach or default by the other party hereunder.

XII.            INDEMNIFICATION.

12.1            Indemnification by Buyer.                                                      Buyer covenants and agrees to indemnify, defend, protect and hold harmless Seller, and its respective officers, directors, employees, stockholders, agents, representatives and Affiliates (each a “Seller Indemnified Party”, and, collectively, the "Seller Indemnified Parties") at all times from and after the date of this Agreement, from and against all losses, liabilities, damages, claims, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), whether or not involving a third party claim and regardless of any negligence of any Seller Indemnified Party (any, a “Loss” and as to two or more, collectively, "Losses"), incurred by any Seller Indemnified Party as a result of or arising from (i) any breach of the representations and warranties of such Buyer set forth herein or in certificates delivered in connection herewith, (ii) any breach or nonfulfillment of any covenant or agreement (including any other agreement of Buyer to indemnify set forth in this Agreement) on the part of such Buyer under this Agreement, (iii) any Assigned Asset or Assigned Liability or any other debt, liability or obligation relating to the Business, (iv) the conduct and operations, whether before or after Closing, of the business of Seller pertaining to the Assigned Assets and Assumed Liabilities, (v) claims asserted (including claims for payment of taxes), whether before or after Closing, pertaining to the Assigned Assets and Assumed Liabilities or to the Business prior to the Closing, or (vi) any federal or state income tax payable by Seller attributable to the transactions contemplated by this Agreement or to the business of Seller prior to the Closing. For the purposes of this Agreement, an "Affiliate" is a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another specified person or entity.

12.2            Third Party Claims.

(a)            Defense. If any claim or liability (a "Third-Party Claim") should be assessed against any of the Seller Indemnified Parties (the "Indemnitees") by a third party after the Closing for which Buyer has an indemnification obligation under the terms of Section 12.1, then the Indemnitee shall notify Buyer (the "Indemnitor") within 10 days after the Third-Party Claim is asserted by a third party (said notification being referred to as a "Claim Notice") and give the Indemnitor a reasonable opportunity to take part in any examination of the books and records of the Indemnitee relating to such Third-Party Claim and to assume the defense of such Third-Party Claim and, in connection therewith, to conduct any proceedings or negotiations relating thereto and necessary or appropriate to defend the Indemnitee and/or settle the Third-Party Claim. The expenses (including reasonable attorneys' fees) of all negotiations, proceedings, contests, lawsuits or settlements with respect to any Third-Party Claim shall be borne by the Indemnitor. If the lndemnitor agrees to assume the defense of any Third-Party Claim in writing within 5 days after the Claim Notice of such Third-Party Claim has been delivered, through counsel reasonably satisfactory to Indemnitee, then the Indemnitor shall be entitled to control the conduct of such defense, and any decision to settle such Third-Party Claim, and shall be responsible for any expenses of the Indemnitee in connection with the defense of such Third-Party Claim so long as the Indemnitor continues such defense until the final resolution of such Third-Party Claim. The Indemnitor shall be responsible for paying all settlements made or judgments entered with respect to any Third-Party Claim the defense of which has been assumed by the Indemnitor. Except as provided in subsection (b) below, both the Indemnitor and the Indemnitee must approve any settlement of a Third-Party Claim. A failure by the Indemnitee to timely give the Claim Notice shall not excuse Indemnitor from any indemnification liability except only to the extent that the Indemnitor is materially and adversely prejudiced by such failure.

(b)            Failure to Defend. If the Indemnitor shall not agree to assume the defense of any Third-Party Claim in writing within 5 days after the Claim Notice of such Third- Party Claim has been delivered, or shall fail to continue such defense until the final resolution of such Third-Party Claim, then the Indemnitee may defend against such Third- Party Claim in such manner as it may deem appropriate and the Indemnitee may settle such Third-Party Claim, in its sole discretion, on such terms as it may deem appropriate; provided, always, that in such event, the Indemnitor shall (i) promptly reimburse the Indemnitee for the amount of all settlement payments and expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense or settlement of such Third-Party Claim, or (ii) shall pay, in advance of any settlement or proceedings and in installments as reasonably agreed to by the parties, such sums and expenses reasonably expected to be incurred in connection with the defense of the Third-Party Claim and any settlement thereof. If no settlement of such Third-Party Claim is made, then the Indemnitor shall satisfy any judgment rendered with respect to such Third-Party Claim before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such Third-Party Claim.

12.3            Non-Third-Party Claims. Upon discovery of any claim for which Buyer has an indemnification obligation under the terms of Section 12.1 which does not involve a claim by a third party against the Indemnitee, the Indemnitee shall give prompt notice to Buyer of such claim and, in any case, shall give Buyer such notice within 30 days of such discovery. A failure by Indemnitee to timely give the foregoing notice to Buyer shall not excuse Buyer from any indemnification liability except to the extent that Buyer is materially and adversely prejudiced by such failure.

12.4            Survival. Except as otherwise provided in this Section 12.4, all representations and warranties made by Buyer and Seller in connection with this Agreement shall survive the Closing. Anything in this Agreement to the contrary notwithstanding, the liability of all Indemnitors under this Article XII shall terminate on the third (3rd) anniversary of the Closing Date, except with respect to (a) liability for any item as to which, prior to the third (3rd) anniversary of the Closing Date, any Indemnitee shall have asserted a Claim in writing, which Claim shall identify its basis with reasonable specificity, in which case the liability for such Claim shall continue until it shall have been finally settled, decided or adjudicated, (b) liability of any party for Losses for which such party has an indemnification obligation, incurred as a result of such party's material breach of any covenant or agreement to be performed by such party after the Closing, (c) liability of Buyer for Losses incurred by a Seller Indemnified Party due to material breaches of its representations and warranties in Article IV of this Agreement, and (d) liability of Buyer for Losses arising out of Third-Party Claims for which Buyer has an indemnification obligation, which liability shall survive until the statute of limitation applicable to any third party's right to assert a Third-Party Claim bars assertion of such claim.

XIII.            MISCELLANEOUS.

13.1            Notices. All notices and communications required or permitted hereunder shall be in writing and deemed given when received by means of the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or personal delivery, or overnight courier, as follows:

(a)	If to Seller, addressed to:

13355 Moss Rock Drive Auburn
Auburn, California 95602
Attention:  Arend Verweij
email: averweij@insightinnovators.com

with a copy to (which shall not constitute notice):

Legal & Compliance, LLC
330 Clematis Street, Suite 217
West Palm Beach, Florida 33401
Attention: Laura Anthony, Esq.
Telecopy: 561.514.0832

If to Buyer, addressed to:

TixFi, Inc..
6517 Palatine Ave., N.
Seattle, WA 98103
Attention: Paula Martin

or to such other address as any party hereto shall specify pursuant to this Section 13.2 from time to time.

13.2            Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

13.3            Time. Time is of the essence with respect to this Agreement.

13.4            Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

13.5            Further Acts and Assurances.                                                                      From and after the Closing, Seller and Buyer agree that each will act in a manner supporting compliance, including compliance by its Affiliates, with all of its obligations under this Agreement and, from time to time, shall, at the request of another party hereto, and without further consideration, cause the execution and delivery of such other instruments of conveyance, transfer, assignment or assumption and take such other action or execute such other documents as such party may reasonably request in order more effectively to convey, transfer to and vest in Buyer, possession of, all Assigned Assets and Assumed Liabilities, and to convey, transfer to and vest in Seller or otherwise terminate, all right, title and interest of Buyer in the Seller’s Shares, and, in the case of any contracts and rights regarding the Business that cannot be effectively transferred without the consent or approval of another person that is unobtainable, to use its best reasonable efforts to ensure that Buyer receives the benefits thereof to the maximum extent permissible in accordance with applicable law or other applicable restrictions, and shall perform such other acts which may be reasonably necessary to effectuate the purposes of this Agreement.

13.6            Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties relating to the subject matter contained herein. This Agreement cannot be amended, except by a writing signed by each party, and cannot be terminated orally or by course of conduct.  No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

13.8            Assignment. No party may assign his, her or its rights or obligations hereunder, in whole or in part, without the prior written consent of the other parties.

13.9            Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to principles of conflicts or choice of laws thereof.

13.10            Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if all parties had signed the same document. Each such counterpart shall be an original, but all such counterparts taken together shall constitute a single agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page was an original thereof.

13.11            Section Headings and Gender. The section headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter and the singular shall include the plural, and vice versa, whenever and as often as may be appropriate.

13.12            Submission to Jurisdiction; Process Agent; No Jury Trial.

(a)            Each party to the Agreement hereby submits to the jurisdiction of any state or federal court sitting in Palm Beach County, Florida, in any action arising out of or relating to this Agreement, and agrees that all claims in respect of the action may be heard and determined in any such court. Each party to the Agreement also agrees not to bring any action arising out of or relating to this Agreement in any other court. Each party to the Agreement agrees that a final judgment in any action so brought will be conclusive and may be enforced by action on the judgment or in any other manner provided at law or in equity. Each party to the Agreement waives any defense of inconvenient forum to the maintenance of any action so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

(b)              EACH PARTY TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. The scope of this waiver is intended to be all encompassing of any and all actions that may be filed in any court and that relate to the subject matter of the transactions, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party to the Agreement hereby acknowledges that this waiver is a material inducement to enter into a business relationship and that they will continue to rely on the waiver in their related future dealings. Each party to the Agreement further represents and warrants that it has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trialrights following consultation withlegal counsel. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS WANER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED ORALLY OR IN WRITING, AND THE WAIVER WILL APPLY TO ANY AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS  TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING HERETO. In the event of commencement of any action, this Agreement may be filed as a written consent to trial by a court.

13.13            Construction. The patties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words "include," "includes," and "including" will be deemed to be followed by "without limitation." The words "this Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which that party has not breached will not detract from or mitigate the fact that such patty is in breach of the first representation, warranty or covenant.
[This space intentionally blank.  Signatures follow.]

SIGNATURE PAGE TO SPIN-OFF AGREEMENT

IN WITNESS WHEREOF, the parties hereto have duly executed this Spin-Off Agreement as of the day and year first above written.

SELLER: TiXFi, Inc. By: __________ Name: Paula Martin Title: Chief Executive Officer	BUYER: ________________________ Paula Martin

SCHEDULE 1.2(A)

RETAINED LIABILITIES

Consulting Fees to Charms Investment in the amount of $15,000;
Consulting Fees in the amount of $26,000; and
Legal Fees to Parsons/Burnett/Bjordahl/Hume, LLP in the amount of $5,000.